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                                                                   EXHIBIT 10.17

                             AMENDMENT NUMBER ONE TO

                               MASIMO CORPORATION

            THIRD AMENDED AND RESTATED 1996 INCENTIVE STOCK OPTION,
                         NONQUALIFIED STOCK OPTION AND
                        RESTRICTED STOCK PURCHASE PLAN


         This Amendment Number One to the Third Amended and Restated 1996 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the "1996 Plan") of MASIMO CORPORATION, a California corporation (the "Company"), is hereby adopted by the Board of Directors of the Company effective March 22, 2000. The 1996 Plan is hereby amended as follows:

         1. Section 4.1 of the 1996 Plan is amended and restated in its entirety as follows:

                  4.1 SHARES SUBJECT TO THE PLAN. A total of 2,400,000 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to
                  Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

         2. Except otherwise herein stated, all other terms and conditions of the 1996 Plan will remain in full force and effect.



         ATTEST:
                                                  /s/ Bradley Langdale
                                                  ------------------------------
                                                      Secretary